UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act OF 1934

Date of report (date of earliest event reported): December 31, 2012

BIO-REFERENCE LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	0-15266	22-2405059
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, Bio-Reference Laboratories, Inc. (the “Company”) entered into an agreement with Florida Clinical Laboratory, Inc., a Florida corporation having its place of business in Melbourne, Florida (“FCL”), pursuant to which the Company purchased all issued and outstanding shares of capital stock of FCL for approximately $7,000,000, of which $1,000,000 is deferred for eighteen months with the first $500,000 to be paid after nine months, assuming certain conditions, more fully described, in the attached exhibit are met.  $6,000,000 was paid in cash.

FCL was established in the year 2002 and had assets of $2,101,036 as of July 31, 2012.

FCL is a full service medical testing facility that provides services such as corporate employee drug screening, DNA paternity testing, infertility testing and specializes in skilled nursing facilities, assisted living and retirement communities.

The stock purchase transaction is described in more detail in the annexed FCL Stock Purchase Agreement (Exhibit 1.1).

The foregoing description is only a summary and is qualified in its entirety by reference to the FCL Stock Purchase Agreement, which is incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	FCL Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-REFERENCE LABORATORIES, INC.

Dated: January 4, 2013	By	/s/ Sam Singer
Sam Singer, Chief Financial Officer